EXHIBIT 10.1

DEBT RESTRUCTURING AGREEMENT

This DEBT RESTRUCTURING AGREEMENT (this "Agreement") is made and entered into as of the 17th day of December 2013 by and among Borneo Resource Investments Ltd. a Nevada corporation ("Borneo"), PT Puncak Kalabat, a limited liability company organized in Indonesia and a subsidiary of Borneo ("Kalabat"), and Sanding Longdong, an individual living in Indonesia (the "Seller" and together with Borneo and Kalabat, the “Parties”).

WHEREAS, Kalabat purchased the Talawaan Property from the Seller, pursuant to a Purchase Agreement, dated March 22, 2013 (“Talawaan Agreement”), for a total purchase price of $5,000,000;

WHEREAS, Kalabat and Borneo have made payments to the Seller and, as of December 17, 2013, Kalabat owes the Seller an aggregate amount of $4,650,000 (the “Principal Balance”) under the Talawaan Agreement; and

WHEREAS, the Parties have agreed to restructure the Principal Balance due under the Talawaan Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agrees as follows:

1.           The Parties agree that the Principal Balance is hereby converted and restructured to a new debt obligation, to be memorialized and paid in accordance with an Unsecured Promissory Note in the form annexed hereto as Exhibit A (the "Note") and 100,000 shares of Borneo’s common stock (the “Shares”).  As of the date of this Agreement, Kalabat shall execute and deliver the Note and Borneo shall deliver the Shares to the Seller.  Upon the issuance of the Shares, the Shares shall be duly and validly issued, fully paid and nonassessable.

2.           Upon execution and delivery of the Note and delivery of the Shares, the Principal Balance is hereby deemed cancelled and the payment obligations of Kalabat under the Talawaan Agreement shall thereafter be evidenced and governed solely by this Agreement and the Note.

3.           This Agreement and the Note, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof supersede all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.  This Agreement shall replace and supersede Kalabat’s obligations under the Talawaan Agreement.

4.           No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Parties.

5.           This Agreement shall be governed by and construed in accordance with the laws of the state of Washington  and shall be enforced exclusively by the state and federal Courts located in the State of Washington.

6.           The Companies represent and warrant, jointly and severally, that this Agreement has been duly authorized, executed and delivered by the Companies and constitutes the legal, valid and binding obligation of the Companies, their successors and permitted assigns, enforceable against the Companies in accordance with its terms.

7.           The Seller may not assign, pledge or otherwise transfer this Agreement or any interest therein without the prior written consent of Kalabat.  Kalabat may not assign this Agreement and the obligations arising out of this Agreement to a third party without the prior written consent of the Seller, except that such assignment may be made freely to any affiliate of the Seller.

8.           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof

IN WITNESS WHEREOF the parties have signed this Agreement as of the day and year first above written.

BORNEO RESOURCE INVESTMENTS LTD.

By:	/s/ Nils A. Ollquist
Name: Nils A. Ollquist
Title: President

PT PUNCAK KALABAT

By:	/s/ Nils A. Ollquist
Name: Nils A. Ollquist
Title: President

SANDING LONGDONG

By:	/s/ Sanding Longdong
Name: Sanding Longdong

EXHIBIT A
PROMISSORY NOTE

$1,650,000	Bothell, Washington December 17, 2013

FOR VALUE RECEIVED, PT Puncak Kalabat, a limited liability company organized in Indonesia ("Maker"), promises to pay to Sanding Longdong, a resident of Indonesia (“Holder”) or its assigns, the principal sum of $1,650,000, all as hereinafter provided and upon the following terms, agreements, and conditions:

1.          Payment.  All payments shall be payable in lawful money of the United States of America.  Payments should be made in the following amounts on the indicated dates:

On or before December 25, 2013	$20,000
On or before December 31, 2013	30,000
On or before January 31, 2014	500,000
On or before March 31, 2014	1,100,000
Total Balance of Payments	$1,650,000

Whenever any payment to be made hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day. The term “business day” as used herein shall mean any day other than a Saturday, Sunday, or federal holiday.

2.          Prepayment. Maker may, at any time or times prior to the Maturity Date, prepay this Note, in whole or in part, without premium or penalty; provided, however, that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note, and third, to the payment of unpaid principal on this Note.

3.          Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the undersigned Maker has caused this instrument to be executed as of the day and year first above written.

Maker: PT Puncak Kalabat

By:	/s/ Nils A. Ollquist
By: Nils A. Ollquist
Its: President